UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Clear Channel Outdoor Holdings, Inc. (the “Company”) and Christopher William Eccleshare entered into a new employment agreement (the “New Employment Agreement”). The New Employment Agreement shall not become effective until the separation of the Company from iHeartMedia, Inc. (“iHeartMedia”) in accordance with the plan of reorganization filed by iHeartMedia with the U.S. Bankruptcy Court for the Southern District of Texas pursuant to Chapter 11 of the U.S. Bankruptcy Code (such date, the “Effective Date”). On the Effective Date, the New Employment Agreement will supersede and replace Mr. Eccleshare’s existing employment agreement.

On the Effective Date, Mr. Eccleshare will begin to serve as the Company’s Chief Executive Officer, succeeding Robert W. Pittman, who will cease to serve as the Chief Executive Officer on that date.

The term of the New Employment Agreement will end on December 31, 2021 and thereafter will extend for an additional one-period if the Company provides at least ninety (90) days prior written notice to Mr. Eccleshare that the New Employment Agreement shall be extended. Mr. Eccleshare will receive an annual base salary of $1,250,000 U.S. dollars (“Base Salary”) effective starting on January 1, 2019. The Company shall (i) make a lump sum payment, less applicable payroll taxes and other deductions, in respect of the period between January 1, 2019 and the Effective Date in an amount equal to $20,833.34 U.S. dollars multiplied by the number of calendar months or partial calendar months between January 1, 2019 and the Effective Date (such lump sum payment, the “Catch-Up Payment”), and (ii) contribute to Mr. Eccleshare’s pension plan (or pay as otherwise directed by Mr. Eccleshare, so long as such direction is consistent with past practice) an additional amount equal to the product of 0.15 multiplied by the amount of the Catch-Up Payment.

During the term of the New Employment Agreement, Mr. Eccleshare is eligible to receive an annual performance bonus with a target of not less than 110% of Base Salary and the opportunity to earn up to 160% of Based Salary based on performance goals to be set by the Company and approved in the annual budget. Mr. Eccleshare will receive a retention bonus payment (the “Second Retention Bonus Payment”) of $875,000 U.S. dollars if he remains employed by the Company on January 1, 2020 (payable on the Company’s first scheduled payroll following such date). If Mr. Eccleshare’s employment is terminated by the Company for Cause (as defined in the New Employment Agreement) or by Mr. Eccleshare for without Good Reason (as defined in the New Employment Agreement) (i) before June 30, 2019, then Mr. Eccleshare must repay to the Company within ten days of his termination 100% of the After Tax Value of the first $875,000 U.S. dollars retention bonus payment that he received in January 2018, or (ii) on or after July 1, 2019 and on or before June 30, 2020, then Mr. Eccleshare will either not receive the Second Retention Bonus or repay to the Company within ten days of his termination 100% of the After Tax Value of the Second Loan Payment. For the purposes of the New Employment Agreement, “After-Tax Value” means the applicable portion of the retention bonus payment net of any and all taxes and social security contributions, determined taking into account any tax benefit available in respect of such repayment.

Within ninety days of the Effective Date, if Mr. Eccleshare is still employed by the Company, he will receive a one-time equity grant with an aggregate value of $6,000,000 U.S. dollars (the “2019 Equity Award Grant”). Seventy-five percent (75%) of the 2019 Equity Award Grant will consist of stock options with a grant date fair value of $4,500,000 U.S. dollars and an exercise price based on the Volume Weighted Average Price of Company stock for the fifteen trading days preceding the fifteen trading days following the Effective Date (the “effective Date VWAP”). The remaining 25% of the 2019 Equity Award Grant will consist of restricted stock units, with the number of shares of Company stock subject to the restricted stock unit grant determined by dividing $1,500,000 U.S. dollars by the Effective Date VWAP and rounding down to the nearest whole number. The 2019 Equity Award Grant will vest in three equal annual installments on each of December 31, 2019, December 31, 2020 and December 31, 2021 if Mr. Eccleshare remains employed on each such annual vesting date.

The Company will continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous employment agreement. The Company also agreed to reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his U.S. and U.K. personal income tax returns, as applicable. Mr. Eccleshare is eligible to receive health and life insurance benefits and paid vacation on a basis no less favorable than provided to our similarly-situated senior executives; provided, however, that his life insurance benefit shall be for an amount equal to four times his annual base salary. The Company also agreed to provide a £1500 monthly car allowance, reimburse Mr. Eccleshare for travel and entertainment related expenses, consistent with past practices pursuant to Company policy, and reimburse Mr. Eccleshare for up to four long-haul flights per calendar year for his wife when she accompanies him on Company business.

During Mr. Eccleshare’s employment with the Company and for 12 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions. During the term of the employment agreement, Mr. Eccleshare may continue as a trustee of Donmar Warehouse and as a non-executive director of Centaur Media Plc and Britvic Plc.

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of March 4, 2019, between Clear Channel Outdoor Holdings, Inc. and Christopher William Eccleshare.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 7, 2019	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary